UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Dr. Steven Paul

On June 28, 2018, Voyager Therapeutics, Inc. (the “Company” or “Voyager Therapeutics”) entered into a Retirement Agreement (the “Retirement Agreement”) with Steven M. Paul, M.D., the Company’s President and Chief Executive Officer, providing for Dr. Paul’s retirement and separation from employment with the Company.

Pursuant to the Retirement Agreement, Dr. Paul is resigning as President and Chief Executive Officer of the Company effective as of July 16, 2018, or such earlier date that any other individual commences employment as the Company’s President and/or Chief Executive Officer, and as an employee of the Company effective as of August 1, 2018.  During the period between the effective date of Dr. Paul’s resignation as President and Chief Executive Officer and August 1, 2018, Dr. Paul has agreed to assist with the transition of his duties and responsibilities to his successor and he will continue to receive his current base salary, participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and be entitled to vacation time in accordance with Company policy.  Dr. Paul will continue to serve as a member of the Company’s Board of Directors (the “Board”) following his retirement and separation from employment with the Company. The Retirement Agreement also provides for, among other things, a release of claims by Dr. Paul in favor of the Company and its affiliates, continuing confidentiality, non-solicitation and non-competition obligations applicable to Dr. Paul under his existing Confidentiality, Noncompetition and Assignment Agreement with the Company, and a non-disparagement obligation applicable to Dr. Paul.  The Retirement Agreement replaces Dr. Paul’s existing employment agreement with the Company, dated as of May 11, 2016.

In consideration for Dr. Paul entering into the Retirement Agreement, (1) each restricted stock award granted by the Company to Dr. Paul shall continue to vest and become free from repurchase, forfeiture provisions and restrictions on transfer during the three-year period following August 1, 2018 on the same schedule and terms, and subject to the same conditions, as set forth in each applicable restricted stock agreement, as if Dr. Paul had continued to remain employed during such period and (2) each stock option granted by the Company to Dr. Paul shall continue to vest and become exercisable during such three-year period on the same schedule and terms, and subject to the same conditions, as set forth in each applicable option agreement as if Dr. Paul had continued to remain employed during such period, subject in each case to Dr. Paul’s compliance with the terms of the Retirement Agreement and his existing Confidentiality, Noncompetition and Assignment Agreement with the Company.

Appointment of G. Andre Turenne as President and Chief Executive Officer

On June 28, 2018, the Company entered into an Employment Agreement with G. Andre Turenne (the “Turenne Agreement”) providing for Mr. Turenne to serve as the Company’s President and Chief Executive Officer, effective as of July 16, 2018 or such earlier date as may be mutually agreed by the Company and Mr. Turenne (the “Commencement Date”).

Mr. Turenne, age 44, is joining the Company from Sanofi, a pharmaceutical company (“Sanofi”), where he served most recently as Senior Vice President, Global Head, Business Development and Licensing since November 2015.  Prior to his appointment to this role, Mr. Turenne held various other positions at Sanofi, including as General Manager of Sanofi Genzyme Australia and New Zealand in 2015 and Vice President, Global Head of Genzyme Strategy and Business Development from 2011 to 2014. Prior to its acquisition by Sanofi, Mr. Turenne served in several business development and commercial operations roles at Genzyme Corporation from 2006 to 2011. Mr. Turenne received a B.A. from Kalamazoo College and an M.B.A. from the Tuck School of Business at Dartmouth.

Pursuant to the Turenne Agreement, Mr. Turenne will receive an annual base salary of $520,000 and be eligible to receive an annual performance bonus targeted at 50% of his annual base salary, with the actual amount of such bonus, if any, to be determined by the Board or the Compensation Committee.  For calendar year 2018, Mr. Turenne’s bonus will be pro-rated to reflect his 2018 service.  Mr. Turenne will also be entitled to participate in the Company’s employee benefit plans, subject to the terms and conditions of such plans.

Pursuant to the Turenne Agreement, the Board also approved the grant to Mr. Turenne, effective as of the Commencement Date, of a non-statutory stock option to purchase 650,000 shares of the Company’s common stock at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the effective date of grant.  The option award will have a ten-year term and will vest over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the date of grant and the remaining 75% of the shares underlying the option award to vest monthly over the subsequent 36-month period.  The option will be awarded outside of the Company’s 2015 Stock Option and Incentive Plan as an inducement material to Mr. Turenne’s entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4).

Under the Turenne Agreement, in the event Mr. Turenne terminates his employment with “good reason” or is terminated without “cause” (as such terms are defined in the Turenne Agreement), Mr. Turenne will be eligible to receive  continuation of his base salary for a period of 12 months, a pro rata portion of his target annual bonus and continuation of group health insurance premium payments under COBRA for up to 12 months. In the event Mr. Turenne terminates his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the Turenne Agreement), Mr. Turenne will be eligible to receive continuation of his base salary for 18 months, a pro rata portion of his target annual bonus, continuation of group health insurance premium payments under COBRA for up to 18 months and acceleration in full of the vesting of all time-based equity awards held by him.  These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

The Turenne Agreement also obligates Mr. Turenne to standard invention, confidentiality, non-competition, and non-solicitation provisions.

As described further below, Mr. Turenne was elected as a Class II director of the Company effective as of the Commencement Date.  Mr. Turenne has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Turenne and any other person pursuant to which he is being appointed as the principal executive officer of the Company or elected as a director of the Company.

In connection with his appointment, Mr. Turenne will also enter into the Company’s standard form of indemnification agreement applicable to executive officers and directors of the Company.

Increase of Size of Board and Election of G. Andre Turenne to the Board

On June 28, 2018, the Board, following the recommendation of the Company’s Nominating and Corporate Governance Committee, approved an increase in the size of the Board from eight to nine directors and elected Mr. Turenne to fill the vacancy on the Board created by the increase in the size of the Board, effective as of the Commencement Date.  Mr. Turenne was designated as a Class II director to serve until the 2020 annual meeting of the stockholders of the Company and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.  As an employee of the Company, Mr. Turenne will not receive any additional compensation for his service on the Board.

The foregoing summaries of the Retirement Agreement and the Turenne Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each such agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, by and between Voyager Therapeutics, Inc. and Steven M. Paul, dated as of June 28, 2018

10.2	Employment Agreement, by and between Voyager Therapeutics, Inc. and G. Andre Turenne, dated as of June 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 28, 2018	By:	/s/ Allison Dorval
Allison Dorval
Vice President of Finance (Principal Financial and Accounting Officer)